EXHIBIT 99.1

135 East Maumee Street	Adrian, Michigan 49221	pavilionbancorp.com

MEDIA RELEASE

For Immediate Release--December 16, 2005	Contact:	Pamela S. Fisher Corporate Secretary Tel: (517) 266-5054 pfisher@pavilionbancorp.com

Pavilion Bancorp Inc., Names Ryan C. Luttenton Chief Financial Officer

Adrian, Michigan - Pavilion Bancorp Inc. is pleased to announce that Ryan C. Luttenton has accepted the position of Chief Financial Officer and is scheduled to begin work in mid-January 2006.

Mr. Luttenton brings significant financial management expertise to the position, including internal audit experience in all areas of banking including credit, trust, and insurance services. Most recently, he worked at Crowe Chizek and Company LLC (Crowe) as a Senior Auditor in the firm's Financial Institutions Group where he was promoted to Senior Manager in October of 2004.

In his previous position, Mr. Luttenton was responsible for managing client relationships and providing risk based audit services, including entity-wide risk management, for large, mid-size, and community financial institutions. He also assisted in the development and enhancement of Crowe's risk based audit tools and technology.

A Certified Internal Auditor (CIA) and Certified Fiduciary Audit Professional (CFPA), Mr. Luttenton also has his Certification in Control Self Assessment (CCSA). He is a member of the West Michigan Chapter of Internal Auditors and the Institute of Internal Auditors (IIA), serving in its Financial Services Audit Group.

Mr. Luttenton graduated from Ball State University with a Bachelor of Science in Accounting. He and his wife, Heather, look forward to relocating to the Adrian area from Grand Rapids, MI.

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Dublin, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.